Exhibit 23.4

CAWLEY, GILLESPIE & ASSOCIATES, INC.
PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the inclusion of information included or incorporated by reference in this Registration Statement on Form S-8 of Earthstone Energy, Inc. with respect to the information from our firm’s reserve report dated January 15, 2021, included in the Annual Report on Form 10-K of Earthstone Energy, Inc. for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as well as in the notes to the financial statements included therein, in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering.

Sincerely,

/s/ W. Todd Brooker
W. Todd Brooker, P.E. President Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

August 4, 2021